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Global Corporate Trust 190 S. LaSalle Street, 7th Floor MK-IL-SL7C Chicago, IL 60603 usbank.com

Annual Statement of Compliance

CFCRE 2016-C4 Mortgage Trust

Commercial Mortgage Pass-Through Certificates, Series 2016-C4

VIA: EMAIL

CCRE Commercial Mortgage Securities, L.P.
110 East 59th Street

New York, New York 10022
Attention: Anthony Orso

Email: aorso@cantor.com

Cadwalader, Wickersham & Taft LLP
200 Liberty Street

New York, New York 10281
Attention: Lisa Pauquette
Email: lisa.pauquette@cwt.com

Citigroup Global Markets Inc.
390 Greenwich Street, 7th Floor
New York, New York 10013
Attention: Richard Simpson
telecopy number: (646) 328-2943
e-mail: richard.simpson@citi.com

Citigroup Global Markets Inc.

388 Greenwich Street, 17th Floor
New York, New York 10013
Attention: Ryan M. O’Connor
telecopy number: (646) 862-8988
e-mail: ryan.m.oconnor@citi.com

Citibank, N.A.

388 Greenwich Street, 14th Floor
New York, NY 10013

Attn: Citibank Agency & Trust – CGCMT 2016-C1 and CGCMT 2016-P3

telecopy number: (212) 816-5527

ratingagencynotice@citi.com

Page 1 of 3	CFCRE 2016-C4 Mortgage Trust Annual Statement of Compliance

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Computershare Trust Company, N.A. as agent for

Wells Fargo Bank, National Association

Corporate Trust Services

9062 Old Annapolis Road

Columbia, Maryland 21045

Attention: Corporate Trust Services — CFCRE 2016-C3, CGCMT 2016-GC36, COMM 2015-CCRE27

and COMM 2016-CCRE28

Facsimile (410) 884-2380

Attention: Core Services

Email: cctcmbsbondadmin@computershare.com

Email: trustadministrationgroup@computershare.com

Deutsche Mortgage & Asset Receiving Corporation

60 Wall Street, New York, New York 10005

Attention: Lainie Kaye and Salvatore Palazzolo

Email: lainie.kaye@db.com

Email: dbsec.notifications@db.com

Banc of America Merrill Lynch Commercial Mortgage Inc.

One Bryant Park

New York, New York 10036

Attention: Leland F. Bunch, III

leland.f.bunch@baml.com

Société Générale

245 Park Avenue

New York, New York 10167

Attention: Jim Barnard

Email: Jim.Barnard@sgcib.com

17g5informationprovider@usbank.com

Re:	Pooling and Servicing Agreement dated as of May 1, 2016 (the “Agreement”) between CCRE Commercial Mortgage Securities, L.P., as Depositor, Wells Fargo Bank, National Association, as Master Servicer, Rialto Capital Advisors, LLC, as Special Servicer, Park Bridge Lender Services LLC, as Operating Advisor, Park Bridge Lender Services LLC, as Asset Representations Reviewer, U.S. Bank Trust Company, National Association, successor in interest to U.S. Bank National Association, as Certificate Administrator (collectively, “The Certificate Administrator”), Trustee, Paying Agent and U.S. Bank National Association, as Custodian.

I, Kimberly O. Jacobs, a Senior Vice President of U.S. Bank Trust Company, National Association successor in interest to U.S. Bank National Association, as Certificate Administrator, as a certifying servicer hereby certify that:

Page 2 of 3	CFCRE 2016-C4 Mortgage Trust Annual Statement of Compliance

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(1)	A review of the activities of the Certificate Administrator during the preceding calendar year or portion thereof (the “Reporting Period”) and of the performance of the Certificate Administrator under the Agreement has been made under my supervision; and

(2)	To the best of my knowledge, based on such review, the Certificate Administrator has fulfilled all its obligations under the Agreement in all material respects throughout such Reporting Period.

Capitalized terms used but not defined herein have the meanings set forth in the Agreement.

Date: February 28, 2025

U.S. Bank Trust Company, National Association, as Certificate Administrator

By:	/s/ Kimberly O. Jacobs
Kimberly O. Jacobs Senior Vice President

Page 3 of 3	CFCRE 2016-C4 Mortgage Trust Annual Statement of Compliance